Exhibit 99.1
Latch announces further changes to improve operating efficiency

NEW YORK, August 2, 2022 -- Latch, Inc. (NASDAQ: LTCH), maker of LatchOS, the full-building enterprise software-as-a-service (SaaS) platform, today announced a plan to create further operating efficiencies, including through the completion of an additional workforce reduction. Under this plan, Latch will renew its focus on higher margin activities with customers, continue to grow new high margin recurring revenue, and more closely align its organizational structure with the size and focus of the business.

The expected increase in operating efficiencies under this plan, in conjunction with the changes announced in May 2022, are expected to result in approximately $85 million to $95 million in total annualized operating savings once fully completed. Latch estimates annualized operating expenses and capital expenditures of $65 million to $75 million following the completion of these changes.

The August workforce reduction impacts approximately 115 people, or approximately 37% of Latch’s current full-time employees. The reduction is expected to result in approximately $2.5 million to $3.5 million of total cash restructuring and related charges primarily related to severance and benefits costs (excluding the impact of share-based compensation), substantially all of which is expected to be incurred in the third quarter of 2022.

Latch’s guidance provided in its first quarter earnings release does not reflect the changes announced today or the workforce reduction and reorganization announced in May 2022. Accordingly, such previous guidance should not be relied upon. Latch intends to provide further information about these cost-savings efforts in connection with the release of Latch’s second quarter earnings.

About Latch, Inc.
Latch makes spaces better places to live, work, and visit through a system of software, devices, and services. For more information, please visit https://www.latch.com.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding adoption of Latch’s technology and products. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "would," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s future products, performance, and operations, and the related benefits to shareholders, customers, and residents; the impact of the 2022 workforce reductions on the Company’s business; and the Company’s strategy. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including Latch’s ability to implement business plans and changes and developments in the industry in which Latch competes. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the SEC on March 1, 2022, and other documents filed by Latch from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

CONTACTS:
Investors:
investors@latch.com
Media:
press@latch.com